Exhibit 10.25.1

FIRST AMENDMENT TO SECURED FULL RECOURSE PROMISSORY NOTE

THIS FIRST AMENDMENT (“First Amendment”) is made as of July 23, 2002, by WILLIAM T. COLEMAN, III and CLAUDIA L. COLEMAN (the “Borrowers”) in favor of BEA SYSTEMS, INC. (“Lender”) with reference to the following facts and objectives:

RECITALS

A.    Borrowers executed and delivered to Lender that certain Secured Full Recourse Promissory Note (the “Original Note”) dated October 1, 2001, in the original principal amount of Twenty Million Dollars ($20,000,000). The Original Note was amended and restated by that certain Secured Full Recourse Promissory Note (the “Amended and Restated Note”) dated November 2, 2001, by Borrowers in favor of Lender in the original principal amount of Twenty-Five Million Dollars ($25,000,000). The indebtedness evidenced by the Amended and Restated Note was the same indebtedness evidenced by the Original Note as of the date that the Original Note was amended and restated by the Amended and Restated Note. The Original Note, as amended and restated by the Amended and Restated Note, is referred to herein as the “Note”.

B.    Borrowers are the sole trustees of Coleman Family Trust u/i dtd. July 12, 1995 (the “Trust”). Borrowers, as trustees of the Trust, executed that certain Deed of Trust (the “Colorado Deed of Trust”), dated October 1, 2001, recorded October 19, 2001 in the Pitkin County, Colorado, Recorder’s Office and bearing recording number 459918, among Borrowers, as trustees of the Trust, as trustor, Lender, as beneficiary, and the Public Trustee of Pitkin County, Colorado, as “Trustee”, with respect to that certain real property described as Lot 10, Calderwood Subdivision, according to the Plat thereof recorded in Ditch Book 2A at Page 254 (the “Colorado Property”). The Colorado Deed of Trust initially secured payment of the indebtedness evidenced by the Original Note and all renewals, extensions and modifications of the Original Note, as well as the performance of the covenants and agreements under the Colorado Deed of Trust and the Original Note. The Amended and Restated Note constituted a modification of the Original Note as contemplated by the Colorado Deed of Trust. The Colorado Deed of Trust therefore secures payment of the indebtedness evidenced by the Note and all renewals, extensions and modifications of the Note, as well as the performance of the covenants and agreements under the Colorado Deed of Trust and the Note.

C.    As contemplated by the Note, Borrowers, as trustees of the Trust, have executed and delivered, concurrently with this First Amendment, that certain Deed of Trust (the “California Deed of Trust”), dated July     , 2002, among Borrowers, as trustees of the Trust, as trustor, Lender, as beneficiary, and Chicago Title Company, a California corporation, as “Trustee”, with respect to that certain real property described on Exhibit A attached hereto (the “California Property”). The California Deed of Trust further secures payment of the indebtedness evidenced by the Note, as amended by this

First Amendment, and all renewals, extensions and modifications of the Note, as amended, as well as the performance of the covenants and agreements under the California Deed of Trust and the Note.

D.    As also contemplated by the Note, Borrowers have agreed to execute and deliver, or cause to be executed and delivered, within three (3) business days of Lender’s request, a second priority lien (the “Condominium Deed of Trust”) on that certain condominium unit described on Exhibit B attached hereto (the “Condominium Property”). The Condominium Deed of Trust will further secure payment of the indebtedness evidenced by the Note, as amended by this First Amendment, and all renewals, extensions and modifications of the Note, as amended, as well as the performance of the covenants and agreements under the Condominium Deed of Trust and the Note.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Borrowers hereby ratify and confirm the foregoing Recitals.

2.    Within three (3) business days following Lender’s request, Borrowers shall also execute and deliver, or cause to be executed and delivered, the Condominium Deed of Trust in a form acceptable to Lender, which lien shall be second in priority only to that certain existing deed of trust dated October 5, 2001 on the Condominium Property in an amount not to exceed $2,500,000 for the benefit of Wells Fargo Bank West, N.A. (the “Wells Lien”).

3.    All references in the Note to the “Deed of Trust” shall refer to the Colorado Deed of Trust, the California Deed of Trust and the Condominium Deed of Trust. All references in the Note to the “Property” shall refer to the Colorado Property, the California Property and the Condominium Property, except that (a) as to the Condominium Property, (i) the representation in Section 6(d) of the Note shall be qualified by the existence of the Wells Lien and (ii) the references in Section 7(a) of the Note to a first priority lien shall be to a second priority lien subject only to the Wells Lien in an amount not to exceed $2,500,000 and (b) the references to “Property” set forth in Section 7(b) of the Note shall refer only to the Colorado Property. In particular, but without limitation, Borrowers acknowledge and agree that the California Deed of Trust and the Condominium Deed of Trust constitute “Additional Collateral”, as defined in the Note, that the Note shall be secured by the California Deed of Trust and the Condominium Deed of Trust, and that any default under the California Deed of Trust or the Condominium Deed of Trust shall constitute a default under the Note.

4.    The parties acknowledge that the California Deed of Trust provides, in part, as follows with respect to the California Property:

“If all or any part of the Property or any interest in the Property is sold or transferred (or if Borrower is not a natural person, and a beneficial interest in Borrower is sold or transferred) without Lender’s prior written consent, Lender may require immediate payment in full of all sums secured by this Security Instrument.”

5.    The parties further acknowledge that this First Amendment constitutes a further modification of the Note, as contemplated by the Colorado Deed of Trust, and that from and after the date of this First Amendment, the Colorado Deed of Trust and the California Deed of Trust, and from and after the date the Condominium Deed of Trust is executed and delivered, the Condominium Deed of Trust, will all secure payment of the indebtedness evidenced by the Note, as amended by this First Amendment, and all further renewals, extensions and modifications of the Note, as so amended, as well as the performance of the covenants and agreements under the Note, as so amended, and the Colorado Deed of Trust, the California Deed of Trust and the Condominium Deed of Trust, respectively.

6.    The parties hereby amend Section 1(a) of the Note to read in its entirety as follows:

“(a)    Prior to the occurrence of the Maturity Date (as defined in Section 2) or a Maturity Event (as defined in Section 4), the Lender shall make loans (each, a “Loan” and collectively the “Loans”) to the Borrowers from time to time, not to exceed in the aggregate Twenty-Five Million Dollars ($25,000,000); provided, however, that Lender shall not be obligated to make any Loan hereunder to the extent that the amount of such Loan (together with the amount of any other Loans then outstanding and any interest accrued thereon) would exceed the aggregate value of the collateral securing the Loans (including the proposed Loan), as determined by the Lender (the “Line of Credit”). Once repaid, the Loans may not be reborrowed.”

7.    The parties hereby amend Section 4(d) of the Note to read in its entirety as follows:

“(d)    Either the Employee or the Borrower shall (i) become insolvent, (ii) admit in writing his or her inability to pay the Borrowers’ debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a voluntary petition in bankruptcy, effect a plan or other arrangement with creditors, liquidate assets under arrangement with creditors, or liquidate his or her assets under court supervision, (v) have an involuntary petition in bankruptcy filed against him or her that is not discharged within sixty (60) days after such petition is filed, (vi) apply for or permit the appointment of a receiver or trustee or custodian for any of his or her property or assets which shall not have been discharged within sixty (60) days after the date of appointment, or (vii) have a judgment rendered against him or her by a court of competent jurisdiction for an amount in excess of ten million dollars ($10,000,000) which remains unpaid or unstayed for 30 days;”

8.    Except as expressly amended hereby, the Note remains in full force and effect. Nothing contained herein or in the Original Note, the Amended and Restated Note, the Colorado Deed of Trust, the California Deed of Trust or the Condominium Deed of Trust, or in any other document or instrument shall be deemed to constitute payment of the Note or a novation thereof.

[Signatures on the following page.]

IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the day and year first above written.

BORROWERS:

William T. Coleman, III

Claudia L. Coleman

ACKNOWLEDGED AND AGREED:

BEA SYSTEMS, INC.

By:

Name:

Title:

ACKNOWLEDGED AND AGREED:

William T. Coleman, III, Trustee of the
Coleman Family Trust u/i dtd. July 12, 1995

Claudia L. Coleman, Trustee of the
Coleman Family Trust u/i dtd. July 12, 1995

EXHIBIT A

Description of the California Property

Parcel 1:

All that certain Real Property in the City of Los Altos, County of Santa Clara, State of California, described as follows:

Beginning at the point of intersection of the Easterly line of View Street with the line dividing Lots 9 and 10, as shown upon the Map hereinafter referred to; thence from said point of beginning, North along said Easterly line of View Street 95.00 feet; thence leaving said line North 86° 54’ 27” East 31.00 feet; thence South 74° 32’ 16” East 20.00 feet; thence South 56° 16’ 34” East 15.00 feet; thence 43° 30’ 18” East 44.45 feet and South 26° 10’ East 56.00 feet to said line dividing Lots 9 and 10; thence South 89° 45’ West along said dividing line 118.00 feet to the point of beginning, being a portion of Lot 9, as shown upon that certain Map entitled, “Map of Los Altos Orchards”, which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on July 6, 1915 in Book “O” of Maps, at Page 78.

Parcel 2:

All that certain Real Property in the City of Los Altos, County of Santa Clara, State of California, described as follows:

Portion of Lots 8 and 9, as shown on the Map of Los Altos Orchard Acres, recorded July 6, 1915 in Book “O”, Page 78 of Maps, Records of Santa Clara County, California, and more particularly described as follows:

Beginning at a point on the East line of View Street distant thereon 108.70 feet South of the point of intersection thereof with the Northerly line of Lot 8 as shown on the Map above referred to, said Point of Beginning also being the Southwesterly corner of that certain parcel of land conveyed to F. W. Pulaski, et ux, by Deed recorded September 6, 1946 in Book 1388, Page 66 of Official Records; thence along the Easterly line of View Street, South 63.70 feet to the Northwesterly corner of that certain Parcel of Land conveyed to Lee Lamson, et ux, by Deed recorded May 7, 1951 in Book 2205, Page 583 of Official Records; thence leaving View Street and running along the Northeasterly lines of said parcel of land conveyed to Lee Lamson, et ux, the following courses and distances: North 86 deg. 54’ 27” East 31.00 feet; thence South 74 deg. 32’ 16” East 20.00 feet; thence South 56 deg. 16’ 34” East 15.00 feet; thence South 43 deg. 30’ 18” East 44.45 feet’ thence South 26 deg. 10’ East 56.00 feet to the Southeasterly corner of said parcel of land conveyed to Lee Lamson, et ux, to the Southerly line of Lot 9 as shown on the Map above referred to; thence along the Southerly line of said Lot 9, North 89 deg. 45’ East 178.48 feet to the Southeasterly corner thereof; thence along the East lines of said Lots 9 and 8; North 158.70 feet to the Southeasterly corner of said parcel of land conveyed to F. W. Pulaski, et ux, above referred to; thence along the Southerly line of said parcel conveyed to F. W. Pulaski, et ux, South 89 deg. 45’ West 296.48 feet to the Point of Beginning.

EXHIBIT B

Description of the Condominium Property

Unit 4, Bell Mountain Residences Condominiums, according to the Map thereof filed September 27, 2000, in Plat Book 54 at Page 52 and amendment thereto recorded January 19, 2001, at Reception No. 450699 and according to the Condominium Declaration recorded October 19, 2000, at Reception No. 448076.